LIANDI CLEAN TECHNOLOGY INC. APPOINTS CHEN HONGJIE, JOEL
PARITZ AND LI XIAOJUN TO ITS BOARD OF DIRECTORS

BEIJING – May 17, 2010 – LianDi Clean Technology Inc. (OTC BB: LNDT), (“LianDi” or the “Company”), a leading provider of clean technology, downstream flow equipment, engineering services and software to China’s leading petroleum and petrochemical companies, announced today that it has appointed Chen Hongjie, Joel Paritz and Li Xiaojun to its board of directors effective as of May 17, 2010. With their appointment, the Company’s board of directors was increased to five members. The term for each of the three independent directors is for one year from May 17, 2010.

"We are pleased to welcome Mr. Chen, Mr. Paritz and Mr. Li to our board of directors and look forward to the valuable insight and perspective they will bring to the Company as we pursue our growth strategy as a leading provider of clean technology to China’s growing petroleum and petrochemical industries," stated Mr. Jianzhong Zuo, chairman, chief executive officer and president of the Company.  “With their in-depth expertise and experience in the areas of engineering, corporate finance and accounting, and international trade, their addition to LianDi’s board will bring additional depth and strength to our leadership team.”

Mr. Chen is currently a managing director of the investment banking firm Haitong Securities Co., Ltd. Previously he was a financial manager with Lison International Ltd., a subsidiary of Sinopec Shanghai Engineering Co., Ltd. (SSEC) in Hong Kong, and a project financial analyst at SSEC. Mr. Chen received his Bachelor of Economics at Shanghai University of Engineering Science and his EMBA from China Europe International Business School.

Mr. Paritz is founder of Paritz & Company, P.A., an accounting and consulting firm servicing clients in the New York area as well as multi-national companies. Prior to forming Paritz & Co., he was employed by Ernst and Young in both the audit and tax departments. Mr. Paritz is a member of the New York and New Jersey Societies of Certified Public Accountants, American Institute of Certified Public Accountants and the Securities and Exchange Commission Practice Section. He currently serves as a member of the board of directors of the Bank of New Jersey. Mr. Paritz received his master’s in degree in business administration and his bachelor’s degree in accounting from Rutgers University.

Mr. Li is currently president of ShengYuan Investment Company Ltd., an international investment and trading company, and vice president of Zhonghui Guohua Industrial Group Company Limited, a major Chinese mining company. He also serves as deputy secretary of the National Development and Reform Commission of China Industrial Development Association, and has served as general manager of China's Overseas Economic Cooperation Corporation of State Foreign Trade, Central Asia branch. Mr. Li received his bachelor’s degree in economics from the Political Education Department of Xinjiang University.

In addition to Mr. Zuo, chairman of the board, and the newly named directors, LianDi’s board of directors also includes Mr. Hirofumi Kotoi  Mr. Kotoi is a Vice-President and Representative Director at SJI Inc. Mr. Kotoi previously was a member of the board of directors of ChinaNet Online Holdings, Inc. (AMEX: CNET). He earned his master’s degree from Kyoto University and completed a Ph.D. course major in computer science. He also studied at the University of Science and Technology of China.

About LianDi Clean Technology Inc.

LianDi was established in July 2006 to serve the largest Chinese petroleum and petrochemical companies. Through its four operating subsidiaries, Hua Shen Trading (International) Ltd., Petrochemical Engineering Ltd., Bright Flow Control Ltd. and Beijing JianXin Petrochemical Engineering Ltd., the Company distributes a wide range of customized valves and equipment and provides associated value-added technical and integration service. The Company also develops and markets proprietary optimization software for the polymerization process. In addition, LianDi is focused on the large, rapidly growing, clean technology market for oil refineries, projected to reach over $1 billion in the next 10 years. This market is expected to benefit from favorable Chinese government policies, including tax benefits and other incentives.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of LianDi and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the impact of the proceeds from the private placement on the Company's short term business and operations; the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov)

Contacts:

Company:
Joe Levinson, VP of Corporate Communications
Tel: +646-884-0829
Email: joe.levinson@china-liandi.com

Investor Relations:
HC International, Inc.
Ted Haberfield, Executive VP
Tel: +1-760-755-2716
Email: thaberfield@hcinternational.net